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                                                                    EXHIBIT 23.3

                     [LETTERHEAD OF WOO, KWAN, LEE & LO]

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Your Ref.                                                 Direct Line:
                                                          Direct Fax:
Our Ref.                                                  Date:
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The Directors
American Craft Brewing International Limited
41 Cedar Avenue
P.O. Box HM 1179
Hamilton HM EX
Bermuda

Dear Sirs,

                               CONSENT OF COUNSEL

     We hereby consent to the reference to our firm under the caption 'Legal Matters' contained in the Prospectus which forms a part of the Registration Statement of American Craft Brewing International Limited filed with the United States Securities and Exchange Commission.

                                          Yours faithfully,

                                     /s/  Woo, Kwan, Lee & Lo

                                          Woo, Kwan, Lee & Lo

Hong Kong
26th July, 1996


                     [LETTERHEAD OF WOO, KWAN, LEE & LO]


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